UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 2, 2012

Date of Report

(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of the Registrant as Specified in its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-23791	91-1405022
(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E. Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 15, 2011, SonoSite, Inc., a Washington corporation (the “Company”), FUJIFILM Holdings Corporation, a Japanese corporation (“FUJI”) and Salmon Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of FUJI (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser agreed to purchase all outstanding shares of the Company’s common stock (the “Shares”) at a price of $54.00 per share, in cash to the seller (the “Offer Price”), without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 17, 2012 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”). Following the Offer, Purchaser will merge with and into the Company, with the Company as the surviving corporation (the “Merger”).

The Offer expired at 5:00 p.m., New York City time, on Wednesday, February 15, 2012. Following the closing of the Offer, FUJI beneficially owns approximately 89.94% of the Shares. Accordingly, the Company became a “controlled company” as such term is defined in NASDAQ Listing Rule 5615(c)(1).

Also as previously disclosed, in connection with the closing of the Offer, effective as of February 16, 2012, each of Carmen L. Diersen, Steven R. Goldstein, M.D., William G. Parzybok, Jr. and Robert G. Hauser, M.D. resigned from the Company’s Board of Directors (the “Board”) and the Purchaser appointed the following designees to the Board: Kouichi Tamai, Toru Takahashi, Ryutaro Hosoda, Naohiro Fujitani and Kenji Sukeno.

As a result of the director resignations and appointments, the Company is no longer in compliance with the majority independent board requirements of NASDAQ Listing Rule 5605(b). As a result of the departure of each of Steven R. Goldstein M.D., William G. Parzybok and Robert G. Hauser, M.D. from the Compensation Committee of the Board, the Company is no longer in compliance with the Compensation Committee composition requirements of Nasdaq Listing Rule 5605(d).

On March 2, 2012, the Company sent a letter to Nasdaq notifying Nasdaq that (a) the Company is a “controlled company” as such term is defined in NASDAQ Listing Rule 5615(c)(1) and that (b) due to the “controlled company” status, the Company is seeking exemption with regard to the majority independent board requirements of NASDAQ Listing Rule 5605(b) and exemption with regard to the Compensation Committee composition requirements of NASDAQ Listing Rule 5605(d). The Company expects that as a result of the Merger, the Company’s common stock will cease to be traded on the NASDAQ Global Select Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONOSITE, INC.
Date: March 6, 2012

	By:	/s/ KEVIN M. GOODWIN
Kevin M. Goodwin President and Chief Executive Officer